CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                          PIONEER SHORT TERM BOND FUND


     This Certificate of Amendment to the Certificate of Trust of Pioneer Short Term Bond Fund (hereby renamed "Pioneer Short Term Income Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o        First:   The name of the Trust is Pioneer Short Term Bond Fund
         (hereby renamed "Pioneer Short Term Income Fund").

o Second: Amendment. The name of the Trust is changed from "Pioneer Short Term Bond Fund" to "Pioneer Short Term Income Fund."
                  ---------

o        Third:   This amendment shall become effective immediately upon filing.



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         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 1st day of July, 2004.




                                   /s/ Osbert M. Hood_____     ________________
                                   --------------------------------------------
                                Osbert M. Hood, as Trustee and not individually